FOR IMMEDIATE RELEASE

NATIONAL HOLDINGS CORPORATION and vFINANCE, INC.
AGREE TO MERGE

New York, New York and Boca Raton, Florida - November 7, 2007 - National Holdings Corporation (OTCBB: NHLD.OB) (“National”) and vFinance, Inc. (OTCBB: VFIN.OB) (“vFinance”), full service investment banking companies, today announced that they have entered into a definitive agreement to merge.

In conjunction with the merger, National will issue shares of common stock in National for all outstanding vFinance common shares (other than shares held by National or vFinance or any stockholders of vFinance who properly exercise dissenters’ rights under Delaware law). For each share of vFinance stock owned, the vFinance shareholders will receive 0.14 shares in National representing in the aggregate approximately 40% of National. The special committee of the board of directors and the board of directors of National have unanimously approved the merger agreement. The special committee of the board of directors and the board of directors of vFinance have unanimously approved the merger agreement and recommend that vFinance stockholders adopt the agreement and approve the merger.

Mark Goldwasser will continue to serve as the Chairman and CEO of National and Leonard Sokolow will become Vice Chairman and President of National. Mr. Goldwasser and Mr. Sokolow will both report to the National board of directors, and will be members of the three-person executive committee, together with Mr. Chris Dewey who will continue to serve as Vice Chairman.

“Combined we will be one of the largest publicly traded financial service firms targeting the middle market with an independent contractor model having approximately 700 registered representatives, over 120 retail brokerage locations in the United States, Europe and Latin America, approximately 25 investment bankers and over 30 institutional sales people and traders making markets in excess of 3,500 stocks,” said Leonard Sokolow, Chairman and CEO of vFinance.

“Based on the strengths of the two organizations, we will emerge as a formidable middle market firm, poised for continued growth,” said Chris Dewey, Vice Chairman of National.

“Our combined revenue will place National in a new tier amongst publicly traded brokerage firms. For the quarter ended June 30, 2007, the two firms generated over $30 million in revenues reflecting an annual run rate in excess of $120 million. Post merger, the combined firms will have more than 50,000 client accounts representing approximately $3 billion in direct assets and $1 billion in indirect assets,” said Mark Goldwasser, Chairman and CEO of National. “I am excited to be able to bring together two firms such as National and vFinance with complementary skill sets and management teams who have independently managed to grow and build critical infrastructure over the past five years.”

The transaction is subject to various closing conditions, including approval by FINRA and other applicable regulatory authorities, approval of the merger by vFinance stockholders, completion by National of a private placement of equity securities resulting in gross proceeds of at least $3 million, effectiveness of a Registration Statement on Form S-4 for the National securities to be issued in the merger to the vFinance stockholders and other customary closing conditions. The merger is expected to close during the first half of calendar year 2008. Until the merger is completed, both companies will continue to operate their businesses independently. Following the merger, it is intended that National will operate the broker-dealer subsidiaries independently.

Under the terms of the definitive merger agreement, vFinance or National may, subject to the provisions of the merger agreement, terminate the agreement upon payment of a termination fee.

Valuation Research Corporation is acting as financial advisor to vFinance and has delivered a fairness opinion to the special committee of the board of directors and the board of directors of vFinance as to the fairness, from a financial point of view, of the consideration to be received by vFinance’s stockholders in the merger transaction. Edwards Angell Palmer & Dodge LLP is acting as legal advisor to vFinance.

Eureka Capital Markets LLC is acting as financial advisor to National and has delivered a fairness opinion to the special committee of the board of directors and the board of directors of National as to the fairness, from a financial point of view, of the consideration to be provided to vFinance’s stockholders in the merger transaction. Littman Krooks LLP is acting as legal advisor to National.

About National Holdings Corporation

National Holdings Corporation is a holding company that operates through its wholly owned subsidiaries, National Securities Corporation and National Insurance Corporation. National Securities conducts a full service national brokerage and investment banking business. National Insurance provides a full array of fixed insurance products to its clients. National Securities is a broker-dealer registered with the SEC, and a member of FINRA and SIPC. For more information about National Holdings Corporation, please visit its website at www.nationalsecurities.com.

About vFinance, Inc.

vFinance is a financial services company that specializes in high growth opportunities. vFinance’s insight into this marketplace flows from three key activities: providing investment banking and advisory services to micro, small and mid-cap high growth companies; making markets in excess of 3,500 micro and small cap stocks; and offering information services on its website, a leading destination for emerging companies seeking capital and investors seeking opportunities. Finance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, are broker-dealers registered with the SEC, and members of FINRA and SIPC. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking include statements regarding the ability of vFinance and National to complete the transaction contemplated by the definitive merger agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement and the possibility of any termination of the definitive agreement. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by vFinance and National from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. vFinance and National undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and/or self regulatory approvals of the transaction on the proposed terms and conditions; the failure of vFinance stockholders to approve the transaction; the possibility that the closing of the transaction is delayed and the potential adverse effect of such delay on each of National’s and vFinance’s business; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with clients and employees; fluctuations in the capital markets which may impact on each of National’s and vFinance’s business; the risk that certain key employees may choose to leave National or vFinance in connection with the transaction. Additional factors that could cause National's and vFinance's results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of National and 2006 Annual Report on Form 10-K of vFinance filed with the SEC and available at the SEC's website (www.sec.gov).

Additional Information about the Transaction and Where to Find It

In connection with the proposed merger, National intends to file a Registration Statement on Form S-4 with the SEC that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about National, vFinance and the proposed merger. The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s website www.sec.gov. In addition, investors and security holders may obtain a free copy of the other documents filed by National and vFinance by directing a written request, as appropriate, to National at 120 Broadway, 27th floor, New York, New York 10271 Attention: Investor Relations, or to vFinance at 3010 North Military Trail, Suite 300, Boca Raton, Florida 33431, Attention: Investor Relations. Security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Merger Solicitation

National, vFinance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of vFinance in favor of the proposed merger. Information regarding vFinance’s directors and executive officers and their ownership of vFinance common stock is set forth in vFinance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the SEC on April 2, 2007. Information about the directors and executive officers of National and their ownership of National common stock is set forth in National’s proxy statement for the 2007 annual meeting of stockholders, which was filed with the SEC on January 23, 2007. Information regarding the interests of these directors and officers in the proposed merger will be included in the Proxy Statement/Prospectus referred to above.

CONTACTS:

For vFinance:
Leonard J. Sokolow
Chairman and CEO
vFinance, Inc.
Tel: 561-981-1005

For National:
Mark Goldwasser
Chairman and CEO
National Holdings Corporation
Tel: 212-417-8210